Section 16 Power of Attorney  LIMITED POWER OF ATTORNEY  The undersigned hereby constitutes and appoints each of R. Scott Rowe, Susan C. Hudson, Amy Schwetz  and Shakeeb Mir, signing singly, the undersigned's true and lawful attorney‐in‐fact to:  (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or  director of Flowserve Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16 of  the Securities Exchange Act of 1934 and the rules thereunder;  (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary,  desirable or appropriate to complete and execute any such Form 3, 4 or 5, complete and execute any  amendment or amendments thereto and timely file such form with the U.S. Securities and Exchange  Commission and any stock exchange or similar authority; and  (3) take any and all other action of any type whatsoever in connection with the foregoing that, in the  opinion of such attorney‐in‐fact, may be of benefit to, in the best interest of or legally required by the  undersigned, it being understood that the documents executed by such attorney‐in‐fact on behalf of the  undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and  conditions as such attorney‐in‐fact may approve in such attorney‐in‐fact's discretion.  The undersigned hereby grants to each such attorney‐in‐fact full power and authority to do and perform  any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any  of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or  could do if personally present, with full power of substitution or revocation, hereby ratifying and  confirming all that such attorney‐in‐fact, or such attorney‐in‐fact's substitute or substitutes, shall  lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein  granted. The undersigned acknowledges that the foregoing attorneys‐in‐fact, in serving in such capacity  at the request of the undersigned, are not assuming, nor is the Company assuming, any of the  undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to  file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued  by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the  foregoing attorneys‐in‐fact.  The undersigned is executing this Power of Attorney on the date set forth below.    /s/ Brian Boukalik  Signature    Brian Boukalik  Print Name    May 20, 2024  Date